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                                                                EXHIBIT 10.36

                                                                Redacted Version
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                              DEALERSHIP AGREEMENT

         This Dealership Agreement ("Agreement") is entered into this 1st day of October, 1999, (the "Effective Date") by and between OSTEX INTERNATIONAL, INC., a Washington corporation, 2203 Airport Way South, Suite 400, Seattle, Washington 98134 (hereinafter referred to as "Ostex") and PHYSICIAN SALES AND SERVICE, INC., a Florida corporation, with offices at 4345 Southpoint Blvd., Jacksonville, FL 32216 (hereinafter referred to as "PSS").

                                   WITNESSETH:

In consideration of the mutual promises made herein, the parties agree as follows:

1.       DEFINITIONS. As used herein:

         a)       "Territory" shall mean the U.S.A.

         b) "Product" shall mean the Osteomark-registered trademark-NTx/Creatinine quantitative point-of-care ("POC") device manufactured exclusively for Ostex by Metrika, Inc.

         c)       "Office Market" shall mean office-based physicians, [ * ].

2.       GRANT OF DEALERSHIP.

         Ostex hereby grants PSS an exclusive Dealership to serve the Office Market in the Territory with respect to the promotion and sale of the Product. PSS accepts such Dealership and shall undertake its best efforts to promote the sale of the Product. PSS understands that Ostex has expended and will continue to expend substantial efforts and funds to secure and retain public goodwill toward the Product and its trademarks, and recognizes the vital interest to Ostex in the proper marketing of the Product. It shall be a material condition of this Agreement that PSS will sell the Product only to the Office Market within the Territory.

         It is expressly understood and agreed that although this Agreement is exclusive, Ostex may sell the Product to [ * ] for distribution to the Office Market in the Territory, provided the [ * ] distribute the Product with their own sales force and solely in connection with the marketing of [ * ] to the Office Market. During the term of this


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         Agreement, Ostex will 1not sell the Product to [ * ], for distribution to the Office Market in the Territory, [ * ]. Furthermore, if Ostex sells such Product to [ * ] at a [ * ] that Ostex sells the Product to PSS, Ostex will share [ * ] percent of the proceeds attributable to the [ * ] with PSS.

         During the term of this Agreement, and at any time that PSS is selling the Product, PSS shall not represent other products that compete with the Ostex Product.

3.       PRICING, SUPPLY, AND RETURNS.

         For the first [ * ] months of this Agreement, Ostex agrees to sell the Product to PSS at the price of [ * ] dollars [ * ] per [ * ] point-of-care devices.

         Prior to the Product achieving CLIA waiver status, Ostex agrees to provide PSS [ * ] urine controls and [ * ] point-of-care devices with every [ * ] point-of-care devices that PSS orders.

         After the Product achieves CLIA waiver status, Ostex agrees to sell to PSS urine controls for use with the Product at a price [ * ].

         Between the fifth and sixth month of this Agreement, the parties will review and may adjust the Product pricing (by no more than +/- [ * ]) in view of the progressive rollout results. At that time the parties will also agree to minimum purchase requirements of the Product for the remaining term of this Agreement, commencing [ * ]. If at the end of any calendar year these performance expectations are not met, Ostex may at its sole discretion convert this Agreement to a [ * ] dealership or terminate this Agreement.

         Sales shall be FOB Seattle, WA, or Sunnyvale, CA.

         The terms of payment are net thirty (30) days of invoice date. Past due accounts are subject to a service and handling charge of 1 % per month.

         Within [ * ] days before the beginning of each calendar quarter, in consultation with Ostex, PSS will provide Ostex with a "Rolling Forecast" of PSS's requirements for Product for the twelve-month period commencing on the next calendar quarter. PSS's stated requirements for the first three-month period of each twelve-month period will constitute a firm purchase order that will obligate PSS to purchase the indicated number of Product devices. The forecasted demand for the fourth, fifth, and sixth months of each Rolling Forecast shall be relied upon by Ostex for the purposes of manufacturing and supply obligations hereunder, but PSS may within the subsequent Rolling Forecast vary its initial forecast for such months by no more than [ * ] percent ([ * ]%) of the aggregate

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         unless agreed to by Ostex. The final [ * ] months of each Rolling
         Forecast will constitute non-binding estimates of PSS's requirements for the periods described therein.

         Ostex shall accept return of Product purchased by PSS under this Agreement under the following conditions: (i) the Product was originally shipped to PSS with less than [ * ] months shelf life; (ii) the Product is unopened and unused; (iii) PSS provides the necessary data for Ostex to authorize a return (e.g., lot number, expiration date, condition, and purchase order number of the Product). Upon receipt and confirmation of information requested, Ostex will issue a Return Material Authorization ("RMA") number that PSS must include on all paperwork that accompanies the returned Product (including the outside of the return packaging).

         Ostex shall also accept return of Product purchased by PSS under this Agreement in the event that Ostex becomes bankrupt or insolvent or undergoes a change of ownership.

4.       PRODUCT LAUNCH.

         Ostex will organize with the PSS Marketing team a progressive rollout of the Product on a [ * ] basis.

         PSS will establish with Ostex inventory minimums and sales goals by [*]. Minimum acceptable inventory will be [ * ] days.

5.       PSS'S RESPONSIBILITIES.

         a) PSS agrees to actively promote the sale of the Product to the Office Market in the Territory, to the best of PSS's ability nationally, and to otherwise safeguard Ostex' interest wherever possible. All promotional material will be reviewed and approved by Ostex prior to PSS's use, in accordance with Ostex' promotional and advertising policy.

         b) PSS shall provide Ostex with monthly sales reports indicating sales of Product to physicians by [ * ].

         c) PSS agrees to keep Ostex informed about market trends and conditions, experiences with customers, and major negotiations and prospective sales possibilities.

         d) PSS agrees to turn over to Ostex any and all leads from any potential customers who are not in the Office Market.

         e) PSS further agrees to assist Ostex in promoting the Osteomark NTx assay [ * ], and to that end to transmit to Ostex hereunder leads with respect to potential sales of NTx [ * ].


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         f)       PSS agrees to provide at Ostex direction proper documentation of PSS's handling of the Product to assure that OstexProduct in PSS's possession complies with all orders, rules and regulations issued by the FDA and QS Regulation.

         g) PSS shall provide all in-service training for Product sold by PSS to the Office Market.

         h) PSS agrees not to alter the Product in any way and not to remove the Ostex name, trademarks, or trade dress from the Product or its packaging.

         i) PSS shall provide a place of business with adequate communications service to efficiently effect the business of Product sales.

         j) PSS shall maintain adequate inventory of Ostex sales materials and technical information and make effective use of such items in its best judgment.

6.       OSTEX RESPONSIBILITIES

         a) Ostex will provide assistance to the PSS Marketing team in launching the Product [ * ].

         b) Ostex will at its option support PSS's annual national sales meeting at [ * ] for the first year, and thereafter at invited [ * ]. Additionally, Ostex will participate in quarterly promotions to include Platinum Plus promotions.

         c) Ostex shall provide an 800 support number for PSS and customers.

         d) Ostex shall provide PSS with a reasonable quantity of promotional materials to assist in PSS's marketing efforts. Additional promotional materials can be purchased from Ostex [
                  * ].

         e) Ostex shall turn over to PSS all Office Market leads for the Product but not for other Ostex products.

         f) Ostex will provide a product video or computer display for use in the sales activities of PSS's sales personnel.

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7.       CONFIDENTIAL INFORMATION

         PSS and Ostex agree not to make available or accessible to any third party or use except as authorized for the purposes of performing this Agreement any technical or commercial data or other information of a competitive, special or confidential nature, transmitted to either party by the other, and this undertaking shall continue to be applicable for a period of [ * ] following the expiration or termination of the Agreement for whatever cause. However, upon expiration or termination of this agreement PSS will promptly provide sufficient customer information to Ostex so that Ostex to can continue to service such existing customers of the Product in the Office Market.

8.       INSURANCE

         PSS shall procure and maintain in full force and effect during the term of this Agreement an insurance policy or policies, protecting PSS, its officers, directors, employees and agents against any loss, liability or expense whatsoever, arising out of or in connection with PSS's sale of the Product.

         Ostex shall indemnify and hold harmless PSS and its agents, employees, officers and directors from claims relating to the use of the Product, product liability, warranty claims and all matters relating to the Product except to the extent that the claim arises from or is related to the acts, omissions or misrepresentations of the PSS, its employees, officers, directors and agents.

         Ostex shall secure Product liability insurance in an amount not less than [ * ] and shall secure a vendor endorsement naming PSS as an additional insured.

9.       TRADE SHOWS AND TRAINING COURSES.

         a) PSS agrees to display and promote the Product at a reasonable number of local meetings or exhibits as they may arise, at its sole cost and expense. All exhibit material developed for and all promotional material distributed at such local meetings and exhibits will be reviewed and approved by Ostex prior to use, in accordance with Ostex promotion and advertising policy.

         b) From time to time, PSS agrees to send select members of its sales and marketing group to Ostex for training, at PSS's sole cost and expense. Ostex agrees to provide appropriate training to PSS's employees at PSS's locations at [ * ].

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10.      OSTEX NAME AND TRADEMARK

         In the event the PSS wishes to fix a label on the outer packaging box containing the Products, showing that the PSS has an Ostex Dealership, PSS agrees to coordinate with Ostex in advance the manner, size, location and appearance of such label.

         PSS shall use the name Ostex and the Ostex-registered trademark- and Osteomark-registered trademark- trademarks only for the duration of this Agreement and only for the design of marketing materials for the Product, and only after having obtained specific prior approval in writing from Ostex. PSS will, therefore, submit all such proposals to Ostex for approval.

         PSS agrees to immediately cease use of the name Ostex and the Ostex-registered trademark- and Osteomark-registered trademark-trademarks upon expiration or termination of this Agreement.

11.      TERM OF THE AGREEMENT

         This Agreement shall come into effect on the Effective Date set forth above, and shall continue for a period of [ * ] years from the Effective Date, unless terminated earlier as provided herein.

         This Agreement shall be automatically renewed for successive [ * ] periods, unless either party notifies the other party in writing of its intention not to renew this Agreement at least [ * ] days prior to the expiration of the then current term.

12.      IMMEDIATE TERMINATION PRIOR TO EXPIRATION OF THE AGREEMENT

         Either party shall have the right to terminate this Agreement with immediate effect during the term of the Agreement if the other party shall be adjudged bankrupt or insolvent, or shall become insolvent, or if a receiver or other officer is appointed by any court or governmental authority to administer or liquidate the company, or in the event of dissolution proceedings by or against said other party.

13.      TERMINATION WITH CAUSE

         Either party shall have the right to terminate this Agreement in the event that the other party defaults in the material performance of this Agreement and continues in default thereof after [ * ] days' written notice by the first party of such default. During this [ * ] day cure period the parties agree to discuss the conflict at senior levels with the goal of resolving the conflict without termination or litigation. If the conflict is not resolved within the [ * ] day cure period, the notifying party may terminate the Agreement or, if the notifying party is Ostex, convert this Agreement to a nonexclusive dealership. If Ostex terminates this Agreement following the [ * ] day cure period, Ostex must provide

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         an additional [ * ] day separation period during which PSS can sell its inventory of Product.

14.     TERMINATION WITHOUT CAUSE

         Either party shall have the right to terminate this Agreement, without cause, upon [ * ] months prior written notice.

15.      UNDERTAKINGS RELATED TO TERMINATION

         Upon termination or expiration of this Agreement for whatever cause:

         a) PSS agrees to return Ostex immediately after such termination or expiration, or separation period, all written materials forwarded by Ostex to PSS hereunder.

         b) Ostex shall have the option to purchase from PSS, exercisable in Ostex's sole discretion, and PSS agrees to sell to Ostex at the price that PSS paid to Ostex, any or all Ostex Product to which PSS has title upon said termination or expiration.

         c) PSS agrees that no obligation shall exist for Ostex to indemnify PSS for damages of any kind pertaining to PSS's investment in the promotion of the Product, it being understood that the PSS price permits a sufficient return on investment.

16.      AMENDMENTS

         This Agreement cannot be amended except in writing duly signed by an authorized representative of Ostex and PSS.

17.      NON-ASSIGNABILITY

         The Agreement shall not be assignable by either party without the written consent of the other, except that Ostex may assign this Agreement to any affiliated Ostex company without consent. Any attempted assignment in violation hereof shall be void.

18.      NOTICES

         All notices required to be given hereunder shall be deemed given if in writing and deposited in the United States mail in a sealed envelope, certified, with postage thereon prepaid and addressed to Ostex or PSS, at the addresses listed on page 1 of this Agreement or at such other address as the parties may direct by notice given as herein provided.

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19.      INDEPENDENT CONTRACTOR

         Each of the parties is an independent contractor. Neither party has any authority, expressed or implied, to act for the other in dealings with others, and neither shall purport to act as the agent or employee of the other. PSS and Ostex shall be responsible for compliance with all laws and regulations governing their respective businesses, and will hold the other party harmless from all claims arising out of its conduct. No employee of PSS shall be deemed in any manner whatsoever to be an employee of Ostex, and as such shall not be entitled to and is not qualified under any employee benefit plans provided by Ostex for Ostex employees. The employees of PSS shall not be entitled to participate in any plans, arrangements or distributions by Ostex pertaining to, or in connection with, any bonus, pension, health, insurance, welfare or similar benefit plan offered by Ostex to employees. PSS and its employees shall be solely responsible for any and all city, state and federal income taxes, social security withholding taxes and any other tax obligation to which the employees of PSS may be subjects. Ostex shall not be responsible for any payments due to or on account of PSS's employees in connection with the Agreement.

20.      WAIVER

         The waiver by either party of a default or breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent default or breach.

21.      ARBITRATION.

         In the event of any controversy or threatened breach arising under or relating to this Agreement, the parties agree to submit such issue to arbitration at an office of the American Arbitration Association, according to the rules and regulations of that Association. The arbitration shall take place in Seattle, WA if initiated by PSS, or in Jacksonville, FL if initiated by Ostex. The arbitrators shall be authorized to award the costs and expenses of arbitration to the prevailing party. Judgment on an arbitration award entered pursuant to a vote duly taken may be entered in any court of competent jurisdiction.

         The party desiring arbitration shall give written notice to that effect to the other party, stating the dispute to be arbitrated and the name and address of the person designated to act as arbitrator on its behalf. Within ten (10) days after said notice shall be given, the other party shall give written notice to the first party, stating the name and address of the person designated to act as arbitrator on its behalf. In the event that the second party shall fail to notify the first party of its designation of an arbitrator as aforesaid within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator by the American Arbitration Association. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator shall be appointed and within thirty (30) days thereafter shall decide the controversy they were appointed to arbitrate.


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         In the event that within the aforesaid period, the two arbitrators shall be unable to agree on a decision they shall appoint a third arbitrator, and if they cannot agree on said appointment, the third arbitrator shall be appointed on their application or on the application of either party, by the American Arbitration Association. The three (3) arbitrators shall meet and decide the dispute. A decision in which two (2) of the three (3) arbitrators shall concur shall be binding and conclusive on the parties. In designating arbitrators and deciding the dispute, the arbitrators shall act according to the rules then in force of the American Arbitration Association, subject, however, to such limitations as the provisions of this Agreement may place on them.

         Any claims for breach of this Agreement or any cause of action whatsoever arising out of, or in any way related to this Agreement, shall be waived and forfeited, unless asserted by the claiming party by commencement of an arbitration proceeding with respect to such breach within one (1) year after the claiming party has become aware of the claim.

         In the event any proceeding is brought to enforce or interpret any of the terms of this Agreement, including Ostex Standard Terms and Conditions of Sale or policies, the prevailing party shall be entitled to recover from the other party all reasonable attorney's fees, together with such other expenses, costs and disbursements as may be allowed by law.

22.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between Ostex and PSS, is a complete and exclusive statement, and supersedes all previous agreements of any kind concerning the subject matter and scope hereof.

23.      CHOICE OF LAW

         This Agreement shall be governed by and interpreted under the laws of the State of Washington without regard to the conflicts of laws rules thereof.


Accepted:

OSTEX INTERNATIONAL, INC.                   PHYSICIAN SALES AND SERVICE, INC.


Name:        THOMAS A. BOLOGNA                       D. J. HARPER
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Signature:  /s/ THOMAS A. BOLOGNA                   /S/ D. J. HARPER
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Title:     Chairman, President & CEO          Senior Vice President

Date:        OCTOBER 7,1999                           11/10/99
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